                                                                   EXHIBIT 10.24

Confidential and Proprietary

                         NON-EXCLUSIVE LICENSE AGREEMENT

         THIS NON-EXCLUSIVE LICENSE AGREEMENT (the "Agreement"), made on this 24th day of January 2002, is by and between Illumina, Inc., a Delaware corporation having its principal place of business at 9885 Towne Centre Drive, San Diego, CA 92121-1975 ("Illumina"), and Amersham Biosciences Corp, formerly Amersham Pharmacia Biotech Inc., a Delaware corporation having its principal place of business at 800 Centennial Avenue, Piscataway, New Jersey 08855-1327 ("Amersham"). Illumina and Amersham are hereinafter collectively referred to as "Parties", or individually a "Party".

                               W-I-T-N-E-S-S-E-T-H

         WHEREAS, Illumina is a company engaged in developing an array confocal scanning instrument for use with its existing BeadArray(TM) technology; and

         WHEREAS, Amersham owns or controls certain confocal scanning instrumentation technology with potential application to Illumina's BeadArray(TM) technology; and

         WHEREAS, Amersham desires to grant, and Illumina desires to acquire, on the terms and conditions set forth in this Agreement, a license to intellectual property relating to the use of Amersham's confocal scanning instrumentation technology in the development and commercialization of an instrument utilizing Illumina's BeadArray(TM) technology;

         NOW THEREFORE, in consideration of the above premises and the mutual covenants herein contained and other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

SECTION 1. DEFINITIONS

         In this Agreement and in the licenses referred to herein, unless the context otherwise requires, the following definitions shall apply:

         1.1 "AFFILIATE" means any corporation or other business entity controlled by, controlling, or under common control with a party, with "control" meaning direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or more than a fifty percent (50%) interest in the income of, or the right to receive more than fifty percent (50%) of the distributed profits of such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

         1.2 "AMERSHAM PATENTS" means (i) all United States and foreign patents and patent applications owned by Amersham or its Affiliates related to confocal scanning instrumentation technology issued on or before the Effective Date, known as the "Kain Patents" listed in Appendix A, attached hereto and incorporated by reference, including all divisions, continuations, continuations-in-part, re-issues, re-examinations and substitutes thereof. For the avoidance of doubt, U.S. Patent No. 5,091,652 licensed by Amersham from the University of California is not included in the Amersham Patents under this Agreement.

         1.3 "EFFECTIVE DATE" means the date first above written, which shall be the date of execution of this Agreement.

         1.4 "FIELD OF USE" means the internal development of the Instrument solely by Illumina and its Affiliates, as well as the manufacture and sale of the Instrument solely by Illumina, its Affiliates, and its authorized subcontract manufacturers or distributors.

Confidential and Proprietary

         1.5 "ILLUMINA BEADARRAY(TM) TECHNOLOGY" means Illumina's technology covered by U.S. Patent Nos. 6,023,540, 6,210,910, 6,266,459 and 6,327,410, which combines a patterned substrate and specially prepared beads or cells that self-assemble into an array for use in chemical or biochemical detection.

         1.6 "INSTRUMENT(S)" means Illumina's array confocal scanning instrument covered by a Valid Claim and developed for the detection and imaging of samples based on Illumina's BeadArray(TM) technologY.

         1.7 "VALID CLAIM" means a claim of an unexpired Amersham Patent that has not been declared invalid by a court or administrative agency from which no appeal is or can be taken, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

SECTION 2. GRANTS

         2.1 Grant of License to Amersham Patents. Amersham hereby grants to Illumina and its Affiliates, who accept the same, a worldwide, non-exclusive, non-assignable license to the Amersham Patents, solely in the Field of Use, to make, have made, use, sell, have sold or import Instruments. The rights and licenses granted hereunder may not be sublicensed by Illumina to third parties, other than as necessary in connection with Illumina's activities in the Field of Use.

SECTION 3. LICENSE FEE

         3.1 In consideration of the rights granted in Section 2 above, Illumina shall pay to Amersham a non-refundable license fee in the amount of [*] Dollars U.S. dollars (U.S. $[*]), payable within ninety (90) days of the Effective Date. The license fee shall be paid by wire transfer to the bank account specified by Amersham at the time the payment is to be made.

         3.2 Any amount not paid by Illumina when due will accrue interest at the lesser of the rate of one and one-half percent (1.5%) per month or the highest rate permissible by law from the due date until paid in full.

SECTION 4. ROYALTIES

         4.1 Illumina shall pay Amersham a recurring royalty of [*]Dollars (US $[*]) for each Instrument sold by Illumina. Such royalties shall be payable within thirty (30) days after the anniversary of the Effective Date.

         4.2 Notwithstanding the pendency of any infringement (or other) claim or action by or against Illumina, Illumina shall have no right to terminate or suspend (or escrow) payment of any amounts required to be paid to Amersham pursuant to this Agreement.

SECTION 5. OBLIGATIONS

         5.1 Illumina shall advise Amersham promptly, and shall furnish documentary proof which is reasonably acceptable to Amersham, upon its becoming aware of substantial infringement by a third party or parties of an enforceable intellectual property right included in the Amersham Patents. Upon receipt of said written information, Amersham shall, at its sole discretion, take such action as it deems appropriate to address such circumstances.

----------
*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential and Proprietary

         5.2 The Parties shall reasonably and mutually agree and identify documentation or other information (e.g. laboratory notebooks and images) which supports the conception and reduction to practice of the Amersham Patents and which is reasonably required within the Field of Use, ("Patent Documentation and Information"). The Parties shall mutually agree as to the form in which the Patent Documentation and Information will be conveyed to Illumina, but in any event, all Patent Documentation and Information shall be clearly marked as "Confidential" or "Proprietary".

SECTION 6. INDEMNIFICATION

         6.1 Illumina shall defend, indemnify and hold harmless Amersham and its directors, officers, shareholders, agents, consultants and employees (the "Indemnitees") from and against any and all liability, loss, damages and expenses (including reasonable attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against Amersham arising out of the use or sale by Illumina and/or its customers, Affiliates, agents, consultants, and employees of any Instrument or the Amersham Patents in a manner that infringes any intellectual property right of a third party.

         6.2 Amersham shall promptly notify Illumina of any claim by a third party against Amersham related to Illumina's use or that of its customers, Affiliates, agents consultants, or employees, of the Instrument, and/or Amersham Patents as used with any Instrument and shall provide full details of the claim. Illumina shall have its choice of representation and complete control and discretion in any action for which it indemnifies Amersham. Amersham will cooperate in the defense of any such claim and will not settle the same without Illumina's written consent, unless Amersham releases Illumina from all of Illumina's obligations under this Section 6 with respect to the claim.

SECTION 7. TERM AND TERMINATION

         7.1 Term. The term of this Agreement with respect to the Amersham Patents shall be from the Effective Date and shall continue unless terminated earlier as provided in Section 7.2 below. The term of the license granted hereunder to the Amersham Patents shall commence on the Effective Date and shall continue in perpetuity with respect to any Instrument sold prior to any such termination of this Agreement.

         7.2 Termination. Notwithstanding Section 7.1 hereof, a Party may at its sole option and upon giving written notice to the other Party, immediately terminate this Agreement upon any one or more of the following events occurring in relation to the other Party (the "Defaulting Party"):

                  (a) if the Defaulting Party shall commit any material or substantial breach of any of its obligations herein or of any of the provisions of this Agreement, and such Defaulting Party shall fail within thirty (30) days of being notified thereof in writing by the aggrieved Party to take all reasonable and diligent steps to remedy such breach or default; or

                  (b) the Defaulting Party makes a general assignment for the benefit of creditors, or if a petition in bankruptcy or under any insolvency law is filed by or against the Defaulting Party and such petition is not dismissed within sixty (60) days after it has been filed; or

         7.3 Surrender of Rights by Illumina. Illumina shall have the right to surrender its rights under this Agreement at any time, for Illumina's convenience, upon sixty (60) days' prior written notice to Amersham. In any event, there shall be no refund to Illumina of any consideration paid hereunder.

Confidential and Proprietary

         7.4 Return of Patent Documentation and Information. In the event this Agreement is terminated or Illumina surrenders its rights hereunder, Illumina shall immediately return any and all copies of any Patent Documentation and Information, except to the extent embodied in a shipped Instrument, and any other confidential or proprietary information provided to it, in any form whatsoever.

         7.5 Claims. In the event this Agreement is terminated by an aggrieved Party in accordance with the foregoing provisions of either Sections
7.2 or 7.3, neither Party shall have any claim against the other for compensation or indemnity of any kind as a consequence of such termination, provided, however, that such termination shall not affect any of the obligations hereunder having arisen prior to the effective date of termination.

         7.6 Limit of Liability. EXCEPT AS EXPRESSLY STATED HEREIN, IN NO EVENT SHALL EITHER PARTY, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS.

SECTION 8. SUCCESSORS AND ASSIGNS

         8.1 Successors. This Agreement, and each and every one of the terms and conditions thereof, shall inure to the benefit of and be binding upon the permitted successors and assignees of both Parties.

         8.2 Assignment. This Agreement and the license granted hereunder shall not be assigned or sold or in any way transferred by Illumina, except as expressly set forth in this Agreement, without the prior written consent of Amersham provided, however, that Illumina may assign its rights under this Agreement to the purchaser of the portion of its business to which the licenses granted under this Agreement relate.

SECTION 9. CONFIDENTIALITY

         9.1 The Parties entered into a prior "Confidentiality Agreement" effective on June 30, 1999, which remains in force and effect as of the Effective Date.

         9.2 "Confidential Information" shall mean any confidential technical data, trade secret, know-how or other confidential information disclosed by any party hereunder in writing, orally, or by drawing or other form. From and after the Effective Date, disclosures or delivery of Confidential Information or material hereunder by any Party will be made in writing and will be marked "CONFIDENTIAL" or "PROPRIETARY". Any such Confidential Information or material in oral form will be confirmed in writing within thirty (30) days and will also be marked "CONFIDENTIAL" or "PROPRIETARY".

         9.3 Such Confidential Information will be safeguarded by the recipient in the same manner and with at least the same protection as such Party maintains for its own confidential information (but in any event with reasonable care) and will not be disclosed to third parties and will be made available only to the receiving Party's Affiliates, and their employees or agents (including attorneys) who need to know such information.

         9.4 These mutual obligations of confidentiality shall apply with respect to each item of Confidential Information until five years after disclosure of such item to the other Party, but the mutual obligations of confidentiality will not apply to any information to the extent that such information:

                  (a) is or hereafter becomes part of the public domain through no action or inaction on the part of the recipient of the information which constitutes a default under this Section 9;

Confidential and Proprietary

                  (b) was already known to the recipient as evidenced by prior written documents in its possession which were not furnished by the other Party;

                  (c) is disclosed to the recipient by a third party who is not in default under any confidentiality obligation to the disclosing Party;

                  (d) is required by law to be disclosed, including without limitation in connection with the registration or filing with, or approval or certification from, any governmental agency or body such as but not limited to the United States Food and Drug Administration provided that the information is not the inventive subject matter of an unpublished patent application and, provided further, that each Party undertakes its best efforts to maintain, to the maximum extent reasonably possible, the confidentiality of such information.

                  (e) can be proven to have been independently developed by the recipient, without the aid, application or use in any way of information received by the recipient from the other Party to this Agreement.

         9.5 Upon the expiration or termination of this Agreement, or surrender by Illumina of its rights hereunder, each Party shall immediately return any and all copies of any Confidential Information or material provided to it by the other Party, in any form whatsoever.

         9.6 Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 9 shall survive any expiration or termination of this Agreement.

SECTION 10. PUBLICITY

         10.1 A Party shall not, without prior review and written approval by the other Party, issue any public announcement or press release relating to the existence and/or subject matter of this Agreement. Not withstanding the foregoing, the Parties will work together to issue a press release relating to the existence of this Agreement. To the extent required under applicable law and subject to a Party using commercially reasonable effort to obtain confidential treatment of the terms of this Agreement to the maximum extent provided by law, a Party shall have the right to disclose the existence and terms of this Agreement in its filings to the SEC. In connection with any such disclosure in its filings to the SEC, a Party shall provide written notice to the other Party of its proposed disclosure in advance of any such disclosure and provide the other Party with a reasonable opportunity to comment on such proposed disclosure.

SECTION 11. REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

         11.1 Amersham Warranties. Amersham makes the following warranties and representations:

                  (a) Amersham warrants that except as otherwise set forth herein, to the best of its knowledge, it owns the Amersham Patents free and clear of all liens, encumbrances, and claims or demands of third parties.

         11.2 Illumina Warranties. Illumina makes the following warranties and representations:

                  (a) Illumina warrants that it will not practice or use the Amersham Technology outside the Field of Use.

Confidential and Proprietary

         11.3 Mutual Warranties. Each Party hereby represents to the other Party on the Effective Date and thereafter throughout the Term that, to the best of its knowledge, this Agreement is a legal and valid obligation binding upon its execution and enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate action, and the person executing this Agreement on behalf of such Party has been duly authorized to do so by all requisite corporate actions and do not and will not (a) require any consent of approval of its stockholders or any Third Party or (b) conflict with, or constitute a material breach or violation of, any agreement, instrument, understanding, oral or written, to which it is a party or by which it may be bound, and any judgment of any court or governmental body applicable to such a Party or (c) violate any law, decree, order, rule or regulation of any court, governmental body or administrative or other agency having authority over it.

         11.4 Disclaimers. Except as expressly set forth in this Agreement, nothing in this Agreement shall be construed as:

                  (a) A warranty or representation by Amersham, either express or implied, as to the validity, enforceability, or scope of the claims of any Amersham Patents; or

                  (b) A warranty or representation by Amersham, either express or implied, that any use under the license granted in this Agreement, is or will be free from infringement of patents or other rights of third parties; or

                  (c) A requirement that Amersham shall file any patent application or secure any patent; or

                  (d) An obligation of either Party to bring or prosecute actions or suits against third parties for infringement of any patents; or

                  (e) Conferring any right to use in advertising, publicity, or the like any name, tradename, or trademark of either Party or any of its Affiliates; or

                  (f) Granting by implication, estoppel or otherwise any licenses or rights under any patents and applications for patents other than under the Amersham Patents.

SECTION 12 MISCELLANEOUS

         12.1 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New Jersey. The Parties agree that any legal action or proceeding under or with respect to this Agreement may be brought in the courts of the State of New York and for the purpose of any such legal action or proceeding the parties hereby submit to the exclusive jurisdiction of such courts.

         12.2 Force Majeure. Any delays in or failure of performance by either Party under this Agreement shall not be considered a breach thereof if such delay or failure is occasioned by events beyond the reasonable control of the Party affected ("Force Majeure"). Force Majeure in this context shall mean and include but not be limited to acts of government or failure of government to act where such action is required, acts of God, strikes or other concerted acts of workmen including workmen of the Parties, fires, floods, explosions, riots, civil disturbances, insurrections, earthquakes, wars rebellions, epidemics and sabotage. The Party claiming Force Majeure shall notify the other Party of the occurrence of the Force Majeure and shall use commercially reasonable efforts to resolve the Force Majeure as soon as possible. The time for that Party's performance shall be extended by the duration of the Force Majeure.

Confidential and Proprietary

         12.3 Severability; Waiver. Should any provision of this Agreement be held by a court to be illegal or in conflict of any law, rule of law, statute or regulation, (a) the validity of the remaining provisions will not be affected thereby and (b) the illegal or unenforceable provision will be ineffective only to the extent of such prohibition or invalidity, and the Parties shall negotiate, in good faith, a new provision which will, as closely as possible, carry out the intentions of the Parties provided for in the invalidated provision. Any waiver by one Party of any rights arising from any breach by the other Party will not be construed as a waiver of other breaches of the same or other terms of this Agreement.

         12.4 Entirety of Agreement. This Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Agreement and the rights granted thereunder. Any representations, warranties, terms, conditions or covenants to amend, modify or otherwise alter this Agreement shall be of no force and effect unless made in writing and signed by authorized representatives of both Parties.

         12.5 Notices. Any notice to be given pursuant to this Agreement may be delivered (i) personally to the place of business of the Party to whom it is addressed, (ii) by prepaid, registered mail, return receipt requested, or (iii) via Federal Express or other internationally-known and reputable overnight delivery service, and addressed as follows:

                  (a)      If to ILLUMINA:
                           Illumina, Inc.
                           9885 Towne Centre Drive
                           San Diego, CA 92121-1975
                           Attention: Chief Patent Counsel

                  (b)      If to AMERSHAM:
                           Amersham Biosciences Corp
                           800 Centennial Avenue
                           Piscataway, New Jersey 08855-1327
                           Attention: General Counsel

         IN WITNESS WHEREOF, the Parties hereto have affixed their names and seals by their duly authorized executive officers on the day and year first above written.

ATTEST:                            ILLUMINA, INC

                                   By:  /s/ JOHN R. STUELPNAGEL

                                   Title:  Vice President, Business Development

ATTEST:                            AMERSHAM BIOSCIENCES CORP

                                   By: /s/ MARK L. LEWIS

                                   Title: Vice President, Genomics
                                   Business Development

Confidential and Proprietary

                                   APPENDIX A
                                       TO
                                LICENSE AGREEMENT

                    AMERSHAM PATENTS AND PATENT APPLICATIONS
                       (also known as the "Kain Patents")

                                     US [*]
                                     US [*]
                                     US [*]
                                     US [*]
                                     US [*]

  All divisions, continuations, continuation-in-part, reexaminations, reissues, renewals, and foreign counterparts of the above US patents.

----------
*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.